As filed with the Securities and Exchange Commission on November 30, 2022

 Registration No. 333-267355

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 ________________________

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

________________________

Upexi, Inc.
(Exact name of registrant as specified in its charter)

Nevada	5900	83-3378978
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

17129 US Hwy 19 N. Clearwater, FL 33760 (701) 353-5425 (Address, including zip code, and telephone number, including area code, of principal executive offices)
________________________

Andrew J. Norstrud

Chief Financial Officer

Upexi, Inc.

17129 US Hwy 19 N.

Clearwater, FL 33760

(701) 353-5425

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________
Copies to: Clint J. Gage, Esq. Jua T. Tawah, Esq. Dickinson Wright PLLC 350 East Las Olas Blvd, Suite 1750 Ft. Lauderdale FL 33301 (954) 991-5420

Approximate date of commencement of proposed sale to the public:  Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

 ________________________

EXPLANATORY NOTE –

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the Registration Statement on Form S-3 (Commission File No. 333-267355), originally filed by Upexi, Inc., a Nevada corporation (“Upexi”), with the Securities and Exchange Commission (the “SEC”) on September 9, 2022 (as amended, the “Registration Statement”), registering 1,118,574 shares of Upexi’s common stock for resale, from time to time, by the selling shareholder named in the Registration Statement. The Registration Statement was declared effective by the SEC on September 20, 2022.

Upexi has no further obligation to maintain effectiveness of the Registration Statement. In accordance with an undertaking made by Upexi in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, this Post-Effective Amendment No. 1 is being filed to terminate the effectiveness of the Registration Statement and to remove from registration all securities registered but not sold under the Registration Statement. As a result of this deregistration, no securities remain registered for resale pursuant to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Upexi, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clearwater, State of Florida, on November 30, 2022.

Upexi, Inc.

By:	/s/ Allan Marshall
Allan Marshall
Chief Executive Officer and Chairman (Principal Executive Officer)

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